UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MID PENN BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Mid Penn Bancorp, Inc.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholders Meeting To

Be Held On May 14, 2024

For Shareholders of record as of March 1, 2024

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/MPB

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to

www.proxydocs.com/MPB

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 4, 2024.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/MPB	(866) 648-8133	paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank

e-mail with the 12 digit control number (located above)

in the subject line. No other requests, instructions OR

other inquiries should be included with your e-mail

requesting material.

Mid Penn Bancorp, Inc.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K

Meeting Type: Annual Meeting of Shareholders

Date:  Tuesday, May 14, 2024

Time:  10:00 AM, Eastern Time

Place:  Annual Meeting to be held live via the Internet - please visit

     www.proxydocs.com/MPB for more details.

The annual meeting will be held virtually via live webcast. To attend and vote at the annual meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on May 13, 2024.

SEE REVERSE FOR FULL AGENDA

Mid Penn Bancorp, Inc.

Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Election of Directors:

1.01 Kimberly J. Brumbaugh

1.02 Maureen M. Gathagan

1.03 Rory G. Ritrievi

2.	An advisory vote to approve the compensation of the Corporation’s named executive officers.

3.	To ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2024.